UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                   ------------------------------------------

                                    FORM 8-K


                   ------------------------------------------


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 3, 2004


                   National Medical Health Card Systems, Inc.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                        000-26749                  11-2581812
------------------------              ---------                  ----------
(State or Other Jurisdiction        (Commission                (IRS Employer
of Incorporation)                   File Number)             Identification No.)



26 Harbor Park Drive, Port Washington, New York                    11050
------------------------------------------------                   -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:   (516) 626-0007
                                                     ---------------

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

        Exhibit 99 - Transcript of Conference Call dated February 3, 2004.

Item 9.  Regulation FD Disclosure.

     Attached as Exhibit 99 is a transcript of a conference call regarding fiscal first quarter.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

Date: February 4, 2004                By:/s/James Bigl
                                         ----------------------------------
                                            James Bigl
                                            Chief Executive Officer

EXHIBIT INDEX

EXHIBIT 99 -  Transcript of Conference Call dated February 3, 2004.

                                      NMHC

                            Moderator: David Waldman
                                February 3, 2004
                                   7:30 am CT


     Operator: Welcome to the National Medical Health Card fiscal second quarter conference call.

     At this time all participants are in a listen only mode. Following management's prepared remarks we'll hold a Q&A session. To ask a question please press star followed by one on your touch-tone phone. If anyone has difficulty hearing the conference please press star zero for operator assistance.

     As a reminder this conference is being recorded today, Tuesday, February 03, 2004.

     I would now like to turn the conference over to Mr. David Waldman of Lippert Heilshorn. Please go ahead sir.

     David Waldman: Thank you.

     Good morning everyone and welcome to National Medical Health Card's fiscal second quarter 2004 conference call.

     This morning we have Bert Brodsky, Executive Chairman, Jim Bigl, President and CEO and Stuart Fleischer, Chief Financial Officer on the line with us.

     Before I turn the call over I'd like to remind everyone that this conference call contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein the words may, could, estimate, believe, anticipate, think, intend, will be, expect and similar expressions identify forward-looking statements.

     For a discussion of such risks and uncertainties including but not limited to risks relating demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors readers are urged to carefully review and consider various disclosures made by NMHC in the company's annual report on Form 10-K for the fiscal year ended June 30, 2003 and other Securities and Exchange Commission filings.

     In connection with the previously announced proposed transaction with New Mountain Partners the company has filed a preliminary proxy statement and will file a tender offer statement with the Securities and Exchange Commission. Investors and security holders are advised to read the tender offer statement and final proxy statement, when they become available because they will contain important information.

     Investors and security holders may obtain a free copy of the proxy statement and the tender offer statement when available and other documents filed by the company with the Commission at the Commission's Web site at www.sec.gov. A free copy of the proxy statement and tender offer statement once available and the company's other filings with the Commission may also be obtained from the company.

     The company and its directors, executive officers and other members of its management and employees may be soliciting proxies from stockholders in favor of the transaction with New Mountain Partners. Information concerning persons who may be considered participants in the solicitation of the company's stockholders under the rules of the Commission will be set forth in the company's proxy statement to be filed in connection with the transaction.

     With that taken care of, right now I'd like to turn the call over to Stuart Fleischer.

     Stuart Fleischer: Thanks Dave.  Good morning everyone.

     I'd like to remind  everyone  that  results for our fiscal  second  quarter
include   Integrail   which  we  acquired  in  November  of  2002  and  Portland
Professional Pharmacy which was acquired on July 31, 2003.

     During the quarter our revenues were $163.9 million in the fiscal second quarter of 2004 versus $151.0 million in the same quarter last year, an increase of 8.6%. For the six months ended December 31, 2003 our revenues were $314.7 million versus $298.3 million for the period ended December 31, 2002, an increase of 5.5%. Reported revenues grew due to the addition of new sponsors as well as growth in existing sponsors during the quarter.

     Our gross profit during the second quarter of fiscal 2004 was $15.7 million, up 34.5% from $11.7 million for the same period last year. Our gross margin during the second quarter of fiscal 2004 was 9.6%, up 184 basis points from the 7.7% generated in the second quarter of last year.

     Our gross profit during the first half of fiscal 2004 was $29.2 million, up 29.5% from the 22.5 million for the same period last year. Our gross margin during the first half of fiscal 2004 was 9.3%, up 172 basis points from the 7.6% generated in the first half of last year. The strength in our margins is principally due to Preferred Partnership Program clients being booked at net versus gross revenue. Additionally our margins grew as our mix of customers was far more Taft Hartley and Third Party Administrator centric and these customers traditionally purchase more services than our managed care customers.

     Selling, general and administrative expenses were $11.8 million or 7.2% of revenue during the second quarter of fiscal 2004, up from $8.7 million or 5.7% of revenue in the same period last year. Selling, general and administrative expenses were $22.4 million or 7.1% of revenue during the first half of fiscal 2004, up from $17.0 million or 5.7% of revenue in the same period last year. The increase in the SG&A percentage for the fiscal year was due to the net revenue impact of the Preferred Partnership Program which has expanded over the previous year as well as the startup cost of our mail order facility.

     Net income for the fiscal second quarter rose 35.4% over net income for the same period last year. EPS increased 25% or $0.05 to $0.25 per diluted share for the fiscal second quarter of 2004 compared to $0.20 per diluted share for the fiscal second quarter of 2003. Net income for the first half rose 28.7% over net income for the same period last year. EPS increased 18.6% or $0.07 to $0.45 per diluted share for the first half of 2004 compared to $0.38 per diluted share for the first half of fiscal 2003.

     Our working capital deficit decreased to $31.5 million from $32.6 million at June 30, 2003. We are pleased with the progress we have made in improving our working capital deficit position while still completing the acquisition of Portland Professional Pharmacy for cash.

     Our cash flow remains strong as we generated $12.1 million of cash flow from operations for the six months ended December 31, 2003.

     Looking at forward guidance excluding the effects of the New Mountain investment the senior management team reiterates its belief that earnings will grow greater than 25% in fiscal 2004.

     And now I'd like to turn the call over to Jim.

     James Bigl: Thank you Stu.

     Let me start by saying I am extremely pleased with our results as we continue to execute on our business plan as evidenced by our increased revenue, improved margins and the fact we increased our net income by 35% over the same period last year. Importantly, we achieved these results while investing heavily in infrastructure for our new mail order and specialty pharmacy divisions. As a result we are laying a solid foundation for continued revenue growth and improved performance going forward.

     It is important to point out that as we transition customers to our new mail order and specialty pharmacy facility in the coming months we expect to gain substantial operating leverage and improved performance from these businesses. We are also investing heavily in our sales force which has more than doubled in the past six months and we continue to look for opportunities to expand.

     Looking at our core PBM business we are generating very strong organic growth. In the first six months of fiscal 2004 we have already contracted with more new members than in all of fiscal 2003, and our pipeline is stronger than ever. Moreover as our sales force matures over the next few months we expect that their contributions will continue to expand.

     While our organic growth clearly has been very good it is still not at the level I believe we are capable of achieving. Over the past several years we focused on improving our infrastructure and despite our ongoing organic growth we did not place emphasis on the building and development of our sales force. In addition to the expansion of our sales force we are now implementing a number of new initiatives such as salesforce.com and expanded training initiatives which we feel will provide our sales force with valuable resources to improve their productivity. While our prospect pipeline continues to expand rapidly we are continuing to look for qualified sales people in order to expand our sales effort in each of our target markets.

     Turning to our mail order division we continue to strengthen the senior management team and we are progressing cautiously with the rollout of our new facility. We have separated the build-out of our mail order division into two phases.

     The first phase has involved installing the necessary equipment and infrastructure to support the rollover of our existing customer base. As previously indicated, phase one is progressing a bit slower than our original plan but we are still optimistic we will be completed by the start of the new fiscal year. We are very cognizant of the fact we have only one chance to do this right, and as we have said in the past, we would rather take our time rather than rush things and risk our strong customer relationships.

     I am also pleased to report that we have concurrently begun phase two which is intended to double the current size of our mail order facility and put the remaining infrastructure in place that will handle our future growth expectations. We have purchased state-of-the-art technology for this facility which we are in the process of installing. For those of you familiar with the equipment we are installing a fully automated PUC system from Baker.

     To illustrate what this equipment is capable of, one eight-hour shift can handle more than three times our total mail volume. On top of that, we can always expand both system capacity as well as the number of shifts.

     Looking ahead the next phase in our business development plan for mail order is focusing on process improvement in order to gain as much efficiency as possible. There are significant scalability and efficiency gains as this division grows and as we ramp up capacity and streamline our operations, we expect to gain substantial increases in financial performance.

     Turning to our new specialty pharmacy division, Ascend, the business is performing well and we believe Ascend will be slightly accretive to earnings in its first year. Moreover, Ascend has had an outstanding reputation as one of the leading pharmacy compounding centers in the United States. We see this as a complementary business to the services we offer now and we are confident specialty pharmacy is an enormous growth opportunity.

     Also we are ahead of schedule transitioning Ascend to a facility about seven times larger than the current location where we are installing many of the same state-of-the art technology that we are putting in place for our mail order division. We currently expect to be moved into the new facility within the February time period. Over the upcoming five to six months we expect to be fully operational in the new facility with all the technology in place and aggressively beginning to cross sell these services to our customers. We also look forward to more than doubling the number of disease states covered in the upcoming months. Of interesting note, the first two customers we introduced Ascend to have purchased the service from us.

     Importantly, we view Ascend as a platform for future acquisitions to take advantage of a sub-consolidation opportunity within the specialty space. We expect to have six to eight facilities across the country by the time we are complete. As a result we are investing heavily in Ascend to develop the policies, procedures and clinical protocols that we will replicate in future facilities.

     Changes  to  the  Maine  Medicaid  program  and  the  Medicare   transplant
reimbursement rate have had some impact on our specialty business.

     First, the Maine Medicaid program issued a unilateral reduction in its reimbursement for growth hormone and RSV therapies. This forced us to re-evaluate the services we were providing. In essence, we determined we could not provide the level of care we believe would be necessary in those disease areas and still make an acceptable return on our investment. Rather than continue, we opted out of the Maine Medicaid program for growth hormone and RSV therapies.

     Second, with the changes in the Medicare reimbursement for transplant we are expecting a 4% reduction of revenue in our transplant business. However through a combination of factors we expect this to translate into very little impact on Ascend's bottom line.

     Regarding new business opportunities within Ascend we recently launched a substantial new initiative in the prescription compounding area and we have a terrific new win with a large infertility group.

     Turning to Integrail, we completed our proof of concept phase and we've begun repackaging and marketing Integrail's powerful planned management analysis, report and predictive modeling services to our prospective and existing PBM customers. There is no one in the industry today that comes close to the predictive modeling capabilities Integrail can offer our customers. The addition of these services has helped us win a number of contracts as it creates a very compelling value proposition. We are now looking to expand Integrail's capabilities in not only identifying where the customer's problems are but also to go in and fix these problems. We have been devoting considerable resources to expanding these capabilities. Importantly, customers believe in our total healthcare solutions approach. During the quarter we began relationships with two very large organizations that are going to begin utilizing our total healthcare solutions strategy with Integrail at its core and will also include PBM specialty and mail order services as well. Expansion of these services will be a primary focus of NMHC during the upcoming months.

     Let me now offer a couple of quick updates on our proposed investment from New Mountain Partners.

     For those of you tuning into our conference call for the first time as a result of this transaction NMHC intends to add over 20 million in cash to fund and accelerate our growth. When combined with availability under our current line of credit and the ability to leverage this investment with additional debt capital NMHC will be well positioned to expand both organically and through acquisitions. We continue to move through the process with the SEC and anticipate closing this transaction in our fiscal third quarter.

     Since announcing this transaction we've been quite pleased with our relationship with New Mountain. New Mountain has been participating in various strategic discussions around capital structure and possible acquisition targets.

     So to wrap up this has been a very productive quarter. Revenue is up, margins are up, net income is up 35% and we generated strong cash flow from operation. Through our various operating divisions we now service in excess of
6.4 million lives including the equivalent 2.5 million group health lives on our PBM. We also continue to diversify our revenue streams and our customer base as we rapidly become an emerging force in the PBM industry.

     For those of you interested in listening we will also be presenting at the upcoming UBS, Lehman and Southwest Securities conferences. A Web cast of these upcoming presentations will also be available on our website.

     I'll now turn the call over for your questions. Operator...

     Operator: Ladies and gentlemen if you wish to register for a question for today's question and answer session you will need to press star then the number 1 on your telephone. You will hear a prompt to acknowledge your request. If your question has been answered and you wish to withdraw your polling request you may do so by pressing star then the number 2. If you're using a speakerphone please pick up your handset before entering your request. One moment please for your first question.

     Your first question comes from Tracy Pan of Susquehanna.

     Tracy Pan: Hi Jim.

     Can you give us - let us know what percentages (unintelligible) under your (unintelligible) and if you have implemented any (unintelligible)? And I'm also interested in knowing if (unintelligible) or (unintelligible)?

     James Bigl: Tracy I appreciate your questions. Unfortunately on our end it was very choppy and we did not - we only got about every fifth word.

     Tracy Pan: Oh sorry. Can you hear me now?

     James Bigl: That's better - yes.

     Tracy Pan: I'm interested in what percent of your client base is currently under your Preferred Partnership Program, have you implemented any changes to the program and if those two large organizations that you mentioned in your prepared remarks have signed on under your - this program?

     James Bigl: Okay percent of client base I can only give you a rough percentage not an exact percentage. We're running - Stu is pointing to a number here for me. We're expecting for the second quarter of fiscal 2004, we would have had $57 million more in gross revenues and for the first six months of this year we would have had $97 million more in gross revenues. So we're in the significant double-digits - 20, 30% of our total customer base is participating in the Preferred Partnership Program.

     We are implementing changes to that program - in fact as we speak. For our customers who want to participate in that program in the future they will be required to participate in particular with Integrail services.

     We've got an industry leading trend rate. We really helped to control our client's cost. An important part of that strategy is being able to take in at a minimum their pharmacy data and new predictive modeling, introduce disease, care management and different pharmacy plan designs. Well Integrail's an important part of that especially if we can get the medical data.

     So yes we are making some changes to the Preferred Partnership Program in terms of the services that a customer is required to participate with.

     The two large relationships that we referenced in our presentation here today at least one of those customers will be participating in the Preferred Partnership Program. We have introduced that program to the other customer and in fact it is the total healthcare solutions strategy of that integrated approach of the specialty, the mail, the PBM and in Integrail that ultimately sold that client. They've not determined whether they wish to participate with the Preferred Partnership and the way we book our net revenue and the implications that that has on them as they deal with their customers.

     Tracy Pan: Give us a state on your acquisitions pipeline. Currently talking to anyone? What types of acquisitions are you looking in the near term?

     James Bigl: It's been very interesting. In the third quarter of last year, third calendar quarter, I would say that the acquisition discussions were fairly light. There seemed to be not a lot of players out in the marketplace that were real active. In the last two months in particular we've just seen an onslaught of people calling us. We've got a variety of different discussions going on at any one time in principally two areas.

     One is the PBM area and the second is the specialty. I don't - we don't envision as a company doing any acquisitions in the mail order area. If we did it would be very opportunistically driven. Acquisitions in the Integrail space would be principally focused if we were to do anything there in the disease and care management area. We do not need to add any informatics capabilities with what we already have.

     So our principle focus has been in the PBM space with a secondary focus right now in the specialty space. And once the Portland facility of specialty is stable, we've integrated all the technologies or implemented all the technologies there, we'll look to heat up and similar to what we've done in the PBM space on our sub-consolidation effort we would look to do a sub-consolidation in the specialty space giving us faster geographic scope as well as the number of disease states that we cover. But I have nothing here to announce that's imminent in terms of an acquisition.

     Tracy Pan: Great, thanks.

     James Bigl: Thank you Tracy.

     Operator: Your next question comes from Robert Horwitz of RH Capital.

     Robert Horwitz: Yes good morning Jim.

     James Bigl: Good morning. How are you today?

     Robert Horwitz: Pretty good - a couple of questions.

     First one is you mentioned covered lives and group health lives that you're
- that are currently under contract with you. Are those - is that 6.4 milliom, does that include the 2.4 million or are the 2.4 million group health lives additive?

     James Bigl: The 2.5 million - the 6.4 million includes the 2.5 million.

     Robert Horwitz: Two point five - okay.

     James Bigl: Essentially what we're doing Robert is the rest of the industry has historically reported the number of lives that they touch in all aspects of their business and we've never reported that way. We've always reported the number of lives or effective group health lives that we support. Well for two reasons we decided to change our reporting.

     Number one and most importantly is we touch an awful lot of lives through our rebate contracting, through Integrail, through our specialty pharmacy and we think it's important to let you all know just how many people we actually do service in the marketplace.

     The second aspect of that is it does give you a better comparison when you compare our size to what other people report in the marketplace.

     We want to provide you enough credit for how big our organization really was.

     Robert Horwitz: Can you give the comparable number that you reported year over year and at the end of the fiscal year?

     James Bigl: I don't have that right here. We've not - in the past we've always reported - in the last couple of reporting segments it's been between 2,
2.5 million group health lives and that's all we've ever reported. We've never talked about the number of worker's comp lives we service, the number of rebate only contracts that we service - those lives, the number of lives that Integrail supports or the number of lives that our specialty pharmacy support. So this is the first time we've provided that metric.

     Robert Horwitz: I see.

     One other question for you Jim. Jan. 1 is a big time for new sign-ups for your program. I'm wondering if you can give us a little bit of guidance on the new sign-ups that NMHC contracted at the beginning of the year.

     James Bigl: We actually - I'll give you a little bit of insight on that. Interestingly enough our sales cycle has leveled out a little bit in terms of we're bringing on lives throughout the course of the year now. A couple of the groups that we had expected would start January 1 have actually started before January 1 and then a couple - actually three groups that I'm aware of of very good size that we had expected to start January 1 are not starting January 1. It's going to be some time after January 1. So the insight that we've tried to provide is that last year for the entire fiscal year we enrolled approximately 400,000 new lives.

     This year year-to-date we've already contracted with more than that and we've still got significant number of new lives in the pipeline coming up between now and the end of our fiscal year.

     So January 1 was good. Would I classify it as great? No but if some of the folks who started in November had shifted to January when they were originally going to be there or if a couple of these folks who we had contracted with had started January 1 as intended we would have had just an exceptional January 1.

     I'll let you know - those folks who didn't start January 1 that had planned on it, those were classic TPA accounts and what we've found in the marketplace when you sign up a TPA rarely do you start when the groups estimate you're going to start. It typically trails anywhere from two to six months thereafter just due to their own integration and implementation issues.

     Robert Horwitz: Thanks Jim.

     James Bigl: So I hope that characterizes it all right for you Robert.

     Robert Horwitz: Yes that's helpful.

     James Bigl: Okay.

     Operator: Once again ladies and gentlemen to register for a question please press star then the number 1 on your telephone. Please hold for your next question.

     At this time there are no further questions.

     James Bigl: I'd like to thank you all for participating in our second quarter earnings conference call. We look forward to talking with you again next quarter and giving you an update on our progress.

     Operator: Ladies and gentlemen that concludes your conference call for today. We thank you for your participation.


                                       END